Exhibit 99.1

RE:	MHI Hospitality Corporation 814 Capitol Landing Road Williamsburg, VA 23185 (757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:
Bill Zaiser	Georganne Palffy
Chief Financial Officer	General Information
(301) 220-5400	(312) 640-6768

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 8, 2005

MHI HOSPITALITY CORPORATION REPORTS THIRD QUARTER

FINANCIAL RESULTS

Williamsburg, VA – November 8, 2005 – MHI Hospitality Corporation (AMEX: MDH), a lodging real estate investment trust focused on the ownership of midscale and upscale full-service hotels, today reported results for the quarter ended September 30, 2005.

Andrew M. Sims, president and CEO of MHI Hospitality Corporation, commented, “We continue to be encouraged regarding the opportunity for growth in our portfolio, despite the impact that renovations of our Laurel property had on the quarterly operating performance. The Laurel property has been successfully rebranded as a Holiday Inn and we are already seeing benefits from the conversion to their national reservation system. During the quarter, we also completed our acquisition of the Jacksonville Hilton, which we believe will be a solid contributor to the portfolio, and announced the execution of an agreement to purchase an interest in a planned condominium hotel property in Hollywood, Florida.”

Consolidated Financial Results

For the third quarter, the company reported consolidated total revenue of $14.6 million and consolidated net income of $0.6 million, or $0.09 per share. Funds from operations, or FFO, defined as net income excluding extraordinary items, depreciation and minority interest, was $2.1 million or $0.19 per share for the quarter. FFO was impacted by the number of rooms out of service during the quarter due to an accelerated renovation program at the Holiday Inn Laurel West (formerly, the Best Western Maryland Inn) to mitigate the original construction delays resulting from high demand for materials from vendors to the industry.

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For the nine month period ended September 30, 2005, the company reported consolidated total revenue of $41.3 million and consolidated net income of $2.0 million, or $0.29 per share. FFO for the period was $6.2 million or $0.59 per share.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

Hotel Operating Performance

For the quarter ended September 30, 2005, the company’s seven hotels generated $14.6 million of total revenue and $3.0 million of hotel operating profit, defined as total revenue less total hotel operating expenses.

Included in the following table are the key hotel operating statistics for our seven hotel properties for the three months ended September 30, 2005 and for the comparable period in 2004. The statistics for the three months ended September 30, 2005 reflect the results for six hotels for a full quarter and the Hilton Jacksonville Riverfront Hotel since the date of acquisition. The statistics for the three months ended September 30, 2004 reflect the results for a full quarter for seven hotels. All but one of the hotel properties, the Holiday Inn Laurel West, was under the management of MHI Hotels Services.

	Quarter Ended Sept. 30, 2005	Quarter Ended Sept. 30, 2004	Variance
Occupancy %	66.8%	73.9%	(9.7)%
Average Daily Rate (“ADR”)	$101.25	$91.41	10.8%
Revenue per Available Room (“RevPAR”)	$67.62	$67.59	—

For the nine months ended September 30, 2005, the company’s hotels generated $41.3 million of total revenue and $9.1 million of hotel operating profit.

Included in the following table are the key hotel operating statistics for the seven hotel properties for the nine months ended September 30, 2005 and for the comparable period in 2004. The statistics for the nine months ended September 30, 2005 reflect the results for six hotels for nine months and the Hilton Jacksonville Riverfront Hotel since the date of acquisition. The statistics for the nine months ended September 30, 2004 reflect the results for nine months for seven hotels.

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	Period Ended Sept. 30, 2005	Period Ended Sept. 30, 2004	Variance
Occupancy %	69.6%	72.5%	(2.9)%
Average Daily Rate (“ADR”)	$100.35	$90.92	10.4%
Revenue per Available Room (“RevPAR”)	$69.86	$65.91	6.0%

Balance Sheet and Liquidity

As of September 30, 2005, the company had approximately $4.9 million in cash and cash equivalents, approximately $4.6 million of which is restricted for capital improvements and certain other expenses. The company has drawn $2.0 million of its $23.0 million secured revolving line of credit. The company intends to use the line of credit to acquire or renovate properties, and for working capital.

The company declared a quarterly dividend of $0.17 per share of common stock payable to shareholders of record on the close of business Thursday, December 15, 2005. The dividend will be paid on Wednesday, January 11, 2006.

Portfolio Update

At September 30, 2005, total assets were $117.5 million, including $104.3 million of net investment in hotel properties; total debt was $44.9 million, and unit holders’ equity was $22.2 million representing 3,907,605 units outstanding.

On July 22, 2005, the company acquired its seventh hotel, the 292-room Hilton Jacksonville Riverfront in Jacksonville, Florida for an aggregate price of $22.0 million. The purchase price was funded in part by an $18.0 loan from an affiliate of the seller, BIT Holdings, Seventeen, Inc., with the remainder paid in cash utilizing proceeds from the company’s initial public offering. An affiliate of the management company contributed furniture, fixtures and equipment used in the operation of the Hotel and assigned its leasehold interest and other rights relating to the property to the purchaser in exchange for 90,569 units in our operating partnership, MHI Hospitality, L.P., valued at approximately $913,000. The hotel will continue to be managed by MHI Hotels Services LLC.

As previously announced, the company has entered into a purchase and sale contract with MCZ/Centrum Florida VI Owner, L.L.C. (the “Developer”), to purchase an interest in a condominium hotel property in Hollywood, Florida, which formerly operated as the Ambassador Resort. The developer will renovate the hotel and complete a condominium conversion, after which the company, through an affiliate, will purchase the commercial spaces of the condominium. The company will retain the services of MHI Hotels Services LLC to operate the property, and will seek to obtain a franchise with a well-known national lodging brand.

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The Philadelphia, Williamsburg and Laurel properties are in the final stages of renovations, and will be completed on time and on budget. The Williamsburg hotel is being marketed for sale by Jones Lang LaSalle. The completed Laurel renovation incorporates a Holiday Inn re-branding and the opening of an Outback Steakhouse.

Outlook and Market Trends

The company reaffirms its previous guidance and anticipates that RevPAR growth for 2005 will be in the range of 5.0 percent to 6.0 percent when compared to the accounting predecessor, and 6.0 to 9.0 percent when compared to our initial hotels in 2004. The company also anticipates that for the full year 2005, FFO per share will be in the range of $0.80 to $0.86. This guidance is based upon the assumption of a continuation of the recovery in the lodging industry.

Reconciliation Table

(In millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$2.0	$2.4
Depreciation and amortization	3.4	3.4
Minority interests adjustments	3.1	3.3
Funds from Operations (FFO)	$8.5	$9.1
FFO per Share (fully converted)	$.80	$.86

Earnings Call

The company will conduct its quarterly conference call for investors and other interested parties at 10:30 AM EDT on Tuesday, November 8, 2005. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-819-9193. To participate in the webcast, log on to http://www.mhihospitality.com or www.earnings.com 15 minutes before the call to download the necessary software.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of midscale and upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties for a total of 1,675 rooms, the majority of which operate under the Hilton and Holiday Inn brands. The company has been added to the Russell Microcap™ Index, which is comprised of the smallest 1,000 securities in the small-cap Russell 2000™ Index along with the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. More information on the company may be found on its website at www.mhihospitality.com.

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Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	MHI Hospitality September 30, 2005 (unaudited)	MHI Hospitality December 31, 2004
ASSETS
Investment in hotel properties, net	$104,293,198	$78,418,173
Cash and cash equivalents	209,532	8,314,353
Restricted cash	4,644,559	637,627
Accounts receivable	2,024,006	1,161,159
Accounts receivable-affiliate	285,185	400,216
Prepaid expenses, inventory and other assets	2,609,213	1,602,633
Shell Island lease purchase, net	3,191,176	3,500,000
Deferred financing costs, net	194,501	198,083

TOTAL ASSETS	$117,451,370	$94,232,244

LIABILITIES
Line of credit	$2,000,000	$—
Mortgage loans	42,897,598	25,753,188
Note payable related party	—	2,000,000
Accounts payable and accrued expenses	4,348,454	5,177,184
Dividends and distributions payable	1,803,973	—
Advance deposits	408,731	336,302
Due to affiliate	—	100,000

TOTAL LIABILITIES	51,458,756	33,366,674

Minority Interest in Operating Partnership	22,178,238	21,118,257

Commitments and contingencies (see Note 9)

OWNERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,704,000 shares and 6,004,000 shares issued and outstanding at June 30, 2005 and December 31, 2004	67,040	60,040
Additional paid in capital	47,760,347	42,221,495
Accumulated deficit	(4,013,011)	(2,534,222)

TOTAL OWNERS’ EQUITY	43,814,376	39,747,313

TOTAL LIABILITIES AND OWNERS’ EQUITY	$117,451,370	$94,232,244

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MHI HOSPITALITY CORPORATION AND PREDECESSOR

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(unaudited)

	MHI Hospitality Three months ended September 30, 2005	The Predecessor Three months ended September 30, 2004	MHI Hospitality Nine months ended September 30, 2005	The Predecessor Nine months ended September 30, 2004
Revenue
Rooms department	$9,992,439	$4,633,373	$27,787,533	$13,370,476
Food and beverage department	3,854,810	1,753,497	11,654,497	5,849,616
Other operating departments	710,409	262,539	1,841,464	706,085

Total revenue	14,557,658	6,649,409	41,283,494	19,926,177

EXPENSES
Hotel operating expenses
Rooms department	2,867,253	1,187,221	7,750,127	3,313,711
Food and beverage department	2,918,404	1,357,578	8,303,727	4,284,888
Other operating departments	231,354	126,745	579,060	347,126
Indirect	5,531,525	2,585,637	15,593,294	7,460,136

Total hotel operating expenses	11,548,536	5,257,181	32,226,208	15,405,861

Depreciation and amortization	1,117,226	566,905	3,069,133	1,589,531
Corporate general and administrative	428,051	—	1,393,216	—

Total operating expenses	13,093,813	5,824,086	36,688,557	16,995,392

OPERATING INCOME	1,463,845	825,323	4,594,937	2,930,785

Other income (expense)
Interest expense	(834,470)	(565,029)	(1,870,080)	(1,708,856)
Interest income	18,837	427	120,493	857
Other income – net	—	4,496	—	(3,501)

Income before minority interest in operating partnership and income taxes	648,212	265,217	2,845,350	1,219,285

Minority Interest in predecessor company	—	(18,674)	—	(357,632)
Minority interest in operating partnership	(345,222)	—	(1,129,040)	—
Benefit from income tax	295,052	—	239,337	—

Net income	$595,042	$246,543	$1,955,647	$861,653

Income per share	$0.09	$—	$0.29	$—

Weighted average number of shares outstanding	6,704,000	—	6,655,282	—

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MHI HOSPITALITY CORPORATION AND PREDECESSOR

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	MHI Hospitality Three months ended September 30, 2005	The Predecessor Three months ended September 30, 2004	MHI Hospitality Nine months ended September 30, 2005	The Predecessor Nine months ended September 30, 2004
Net income	$595,042	$246,543	$1,955,647	$861,653
Add minority interest	345,222	18,674	1,129,040	357,632
Add depreciation and amortization	1,117,226	566,905	3,069,133	1,589,531

FFO	$2,057,490	$832,122	$6,153,820	$2,808,816

Weighted average shares outstanding	6,704,000		6,655,282
Weighted average units outstanding	3,886,932		3,840,591

Weighted average shares and units	10,590,932		10,495,873

FFO per share and unit	$0.19		$0.59

Funds from Operations, FFO, is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non- cash items such as real estate asset depreciation and amortization, and after adjustment for any minority interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.